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                                                                     EXHIBIT 3.2




                                     BYLAWS
                                       OF
                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.
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                                     BYLAWS
                                       OF
                   AMERICAN INDUSTRIAL PROPERTIES REIT, INC.

                               TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----
ARTICLE I    MEETINGS OF STOCKHOLDERS
   1.01          Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.02          Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.03          Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.04          Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.05          Scope of Notice . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.06          Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.07          Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   1.08          Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   1.09          Conduct of Meetings . . . . . . . . . . . . . . . . . . . . . . . 2
   1.10          Tabulation of Votes . . . . . . . . . . . . . . . . . . . . . . . 2
   1.11          Informational Action by Stockholders  . . . . . . . . . . . . . . 3
   1.12          Voting by Ballot  . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II       DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   2.01          General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . 3
   2.02          Number, Tenure and Qualification  . . . . . . . . . . . . . . . . 3
   2.03          Nomination of Directors . . . . . . . . . . . . . . . . . . . . . 4
   2.04          Annual and Regular Meetings . . . . . . . . . . . . . . . . . . . 4
   2.05          Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . 4
   2.06          Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   2.07          Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   2.08          Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   2.09          Conduct of Meetings . . . . . . . . . . . . . . . . . . . . . . . 5
   2.10          Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   2.11          Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . 5
   2.12          Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   2.13          Informal Action by Directors  . . . . . . . . . . . . . . . . . . 5
   2.14          Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III      COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   3.01          Number, Tenure and Qualification  . . . . . . . . . . . . . . . . 6
   3.02          Delegation of Power . . . . . . . . . . . . . . . . . . . . . . . 6
   3.03          Quorum and Voting . . . . . . . . . . . . . . . . . . . . . . . . 6





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                               TABLE OF CONTENTS
                                  (Continued)

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                                                                                   ----
   3.04          Conduct of Meetings . . . . . . . . . . . . . . . . . . . . . . .  6
   3.05          Informal Action by Committees . . . . . . . . . . . . . . . . . .  6

ARTICLE IV       OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   4.01          Powers and Duties . . . . . . . . . . . . . . . . . . . . . . . .  7
   4.02          Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   4.03          Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   4.04          Chairman of the Board . . . . . . . . . . . . . . . . . . . . . .  7
   4.05          President . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   4.06          Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . .  8
   4.07          Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   4.08          Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   4.09          Assistant Secretaries and Assistant
                    Treasurers . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   4.10          Subordinate Officers  . . . . . . . . . . . . . . . . . . . . . .  8
   4.11          Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE V        SHARES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . .  9
   5.01          No Certificates for Stock . . . . . . . . . . . . . . . . . . . .  9
   5.02          Election to Issue Certificates  . . . . . . . . . . . . . . . . .  9
   5.03          Stock Ledger  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   5.04          Recording Transfers of Stock  . . . . . . . . . . . . . . . . . . 10
   5.05          Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . 10
   5.06          Fixing of Record Date . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VI       DIVIDENDS AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . 11
   6.01          Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   6.02          Contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VII      INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . 11

   7.01          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   7.02          Non-Exclusive Right to Indemnify; Heirs
                    and Personal Representatives . . . . . . . . . . . . . . . . . 11
   7.03          No Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VIII     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   8.01          Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11





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                               TABLE OF CONTENTS
                                  (Continued)

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
   8.02          Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IX       MISCELLANEOUS
   9.01          Books and Records . . . . . . . . . . . . . . . . . . . . . . . . 12
   9.02          Inspection of Bylaws and Corporate
                    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   9.03          Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   9.04          Checks, Drafts, etc.  . . . . . . . . . . . . . . . . . . . . . . 12
   9.05          Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   9.06          Annual Report . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   9.07          Bylaws Severable  . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE X        AMENDMENT OF BYLAWS
   10.01         By Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   10.02         By Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . 13
   10.03         Amendment of Indemnification Provisions . . . . . . . . . . . . . 13





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                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

    1.01. PLACE. All meetings of the holders of the issued and outstanding capital stock of the Corporation (the "Stockholders") shall be held at the principal executive office of the Corporation or such other place within the United States as shall be stated in the notice of the meeting.

    1.02. ANNUAL MEETING. An annual meeting of Stockholders of the Corporation shall be held in May of each year at such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or a duly executed waiver of notice of such meeting. At each annual meeting, the Stockholders shall elect directors and transact such other business as may properly be brought before the meeting. The first annual meeting of the Corporation shall be held in May of 1995 on a date designated by the Board of Directors.

    1.03. SPECIAL MEETINGS. The Chairman of the Board, the President or a majority of the Board of Directors may call special meetings of the Stockholders. Special meetings of Stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast 25% or more of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at such meeting. The date, time, place and record date for any special meeting, including a special meeting called at the request of Stockholders, shall be established by the Board of Directors or officer calling the special meeting.

    1.04. NOTICE. Not less than 30 nor more than 90 calendar days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given, in accordance with Article VIII of these Bylaws, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called. Notice is given to a Stockholder when it is personally delivered to him, left at his residence or usual place of business or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if before or after the meeting he signs a waiver of the notice which is filed with the records of Stockholders' meetings, or is present at the meeting in person or by proxy.

    1.05. SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except as specifically designated in the notice of the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

    1.06. QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section 1.06 shall not affect any requirement under any statute or the Articles of Incorporation of the Corporation, as amended and/or restated (the "Charter"), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of Stockholders, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

    1.07. VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws and except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director. Stock directly or indirectly owned by the Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding stock entitled to vote at any given time, but shares of its own voting stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares of stock at any given time.

    1.08. PROXIES. A Stockholder may vote the Stock owned of record by him or her, either in person or by proxy executed in writing by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

    1.09. CONDUCT OF MEETINGS. The Chairman of the Board, or, in the absence of the Chairman, the President or, in the absence of the Chairman and the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any such designation, then in order of their election) or, in the absence of the Chairman, President and any Vice President, a presiding officer elected at the meeting shall preside over meetings of the Stockholders. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the presiding officer at the meeting shall act as secretary of the meeting.

    1.10. TABULATION OF VOTES. At any annual or special meeting of Stockholders, the presiding officer shall be authorized to appoint a teller for such meeting (the "Teller"). The Teller may, but need not, be an officer or employee of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under the Charter, these Bylaws and applicable law. The presiding officer may review all determinations made by the Teller hereunder, and in doing so the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determination made by the Teller.

    1.11. INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at any meeting of Stockholders (other than the annual meeting of Stockholders) may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate counterparts.

    1.12. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.

                                   ARTICLE II

                                   DIRECTORS

    2.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.

    2.02. NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the number of Directors shall never be less than the number required by Section 2-402 of the Maryland General Corporation Law (the "MGCL"), as amended from time to time, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. The Board of Directors shall be divided into such classes as are set forth in the Charter, with each class to consist as nearly as possible of one-third of the Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualified. No person shall be eligible to serve as a Director of the Corporation if such person is seventy-five years of age or older. Upon the seventy-fifth birthday of any Director (or if that day is not a business day for the Corporation, the next business day), such Director shall resign, such resignation shall create a vacancy on the Board of Directors, and the vacancy shall be filled in accordance with Section 2.12.

    2.03. NOMINATION OF DIRECTORS. Nominations of candidates for election as Directors of the Corporation at any annual meeting of Stockholders may be made by, or at the direction of, a majority of the Board of Directors or by any committee of the Board of Directors established for such purpose.


    2.04. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice other than such resolutions.

    2.05. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

    2.06. NOTICE. Notice of any special meeting to be provided herein shall be given by written notice delivered personally, telegraphed or telecopied to each Director at his or her business or residence at least 48 hours, or by mail at least 5 calendar days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute, the Charter or these Bylaws.

    2.07. QUORUM. One-third of the Board of Directors then in office constitutes a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that a quorum for the transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an independent Director has any interest shall consist of a majority of the Directors that includes a majority of the independent Directors in the office. If less than a majority of the Board of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Notwithstanding the foregoing, if at any time the Board of Directors consists of two or three Directors, two Directors shall constitute a quorum, and if at any time the Board of Directors consists of one Director, that one Director shall constitute a quorum.

    2.08. VOTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws; provided, however, that no act relating to any matter in which a Director (or affiliate of such Director) who is not an independent Director has any interest shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors that includes a majority of the independent Directors. Notwithstanding the foregoing, if at any time the Board of Directors consists of two Directors, the act of both Directors shall be required to constitute the act of the Board of Directors.

    2.09. CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President (if a member of the Board of Directors) or, in the absence of the Chairman of the Board and the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary, shall act as Secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

    2.10. RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary of the Corporation.

    2.11. REMOVAL OF DIRECTORS. Consistent with the Charter, the Stockholders may, at any time, remove any Director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director.

    2.12. VACANCIES. The Stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director. Any vacancy created by a resignation of a Director on his or her seventy-fifth birthday as required by Section 2.02 or any vacancy created by any cause other than by reason of an increase in the number of Directors, may be filled by a majority vote of the remaining Directors, although such majority is less than a quorum. Any vacancy occurring in the Board of Directors by reason of an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of Stockholders at which the term of the class of Directors to which such Director is elected expires or until his or her successor is elected and qualified.

    2.13. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting at the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all the Directors and such written consent is filed with the minutes of the Board of Directors. Such consents may be signed by different Directors on separate counterparts.

    2.14. COMPENSATION. A fee for service and payment for expenses of attendance of each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

                                  ARTICLE III

                                   COMMITTEES

    3.01. NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members an executive committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors. If any committee may take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is an employee of the Corporation has or may have any interest, a majority of the members of such committee shall be Directors who are not employees of the Corporation, except that any such committee consisting of only two Directors may have one Director who is not an employee of the Corporation and one Director who is an employee of the Corporation.

    3.02. DELEGATION OF POWER. The Board of Directors may delegate to those committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL.

    3.03. QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee, except that no act relating to any matter in which any Director (or affiliate of such Director) who is not an independent Director has any interest shall be the act of any committee unless a majority of the independent Directors on the committee votes for such act. Notwithstanding the foregoing, if at any time any committee consists of two members, both members shall be necessary to constitute a quorum and the act of both members shall be required to constitute the act of the committee.

    3.04. CONDUCT OF MEETINGS. Each committee shall designate a presiding officer of such committee, and if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

    3.05. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Such consents may be signed by different members on separate counterparts.

                                   ARTICLE IV

                                    OFFICERS

    4.01. POWERS AND DUTIES. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

    4.02. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, that the consequences of any such removal shall be subject to any contractual arrangement, if any, that such officer or agent may have with the Corporation. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.

    4.03. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term of such office.

    4.04. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Stockholders and of the Board of Directors. In general, the Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

    4.05. PRESIDENT. Unless the Board of Directors shall otherwise determine, the President shall in general supervise and control all the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and the Board of Directors (if a member of the Board of Directors). The President may sign any deeds, mortgages, bonds, contracts or other obligations or instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed and executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.





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
    4.06. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such duties as from time to time may be assigned to him or her by the President or the Board of Directors.

    4.07. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records of the Corporation; (d) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder that shall be furnished to the Secretary by such Stockholder and have general charge of the stock ledger of the Corporation (as hereinafter defined); (e) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (f) perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (g) perform all the duties generally incident to the office of Secretary of a Corporation.

    4.08. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a custodian to perform some or all of the duties of the Treasurer, and if a custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such custodian. The custodian shall not be an officer of the Corporation.

    4.09. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (a) shall have all the power and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer's absence and (b) shall perform such duties as shall be assigned to him or her by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.

    4.10. SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors may from time to time elect. Each such officer shall hold





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
office for such period and perform such duties as the Board of Directors, the President or any designated committee or officer may prescribe.

    4.11. SALARIES. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary, if any, by reason of the fact that he or she is also a Director of the Corporation.

                                   ARTICLE V

                                SHARES OF STOCK

    5.01. NO CERTIFICATES FOR STOCK. Unless the Board of Directors authorizes the issuance of certificates pursuant to Section 5.02, none of the Stock shall be represented by certificates.

    5.02. ELECTION TO ISSUE CERTIFICATES. The Board of Directors may authorize the issuance of certificates representing some or all of the shares of any or all of the classes or series of Stock. If the Board of Directors so authorizes certificates, such certificates shall be of such form, not inconsistent with the Charter, as shall be approved by the Board of Directors. All certificates, if issued, shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any signature or countersignature may be either a manual or a facsimile signature. All certificates, if issued, for each class of Stock shall be consecutively numbered.

    5.03. STOCK LEDGER. The Corporation shall maintain at its principal executive office, at the office of its transfer agent or at such other place designated by the Board of Directors an original or duplicate Stock ledger containing the names and addresses of all the Stockholders and the number of shares of each class of Stock held by each Stockholder (the "Stock Ledger"). The Stock Ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock and by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates.
Such system shall include provisions for notice to inquirers of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the MGCL, and Section 8-408 of the Commercial Law Article of the Code of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effective on the Stock Ledger, the Corporation shall not be effected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of shares.





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
    5.04. RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, shares of Stock shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed Stock power duly guaranteed and any other documents reasonably requested by the Corporation, and the surrender of the certificate or certificates, if any, representing such shares of Stock. Upon receipt of such documents, the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the MGCL and Section 8-408 of the Commercial Law Article of the Code of the State of Maryland and shall issue, as needed, a new certificate or certificates (if the transferred shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

    5.05. LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

    5.06.   FIXING OF RECORD DATE.

    (a) The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 calendar days, and in case of a meeting of Stockholders not less than 30 days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

    (b) If no record date is fixed, (i) the record date for the determination for Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the later of the day on which the notice of meeting is mailed or the 30th calendar day before the meeting; and (ii) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

    (c) When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this Section 5.06, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the Stock transfer books and the stated period of closing has expired.





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
                                   ARTICLE VI

                          DIVIDENDS AND DISTRIBUTIONS

    6.01. DECLARATION. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, at any meeting, limited only to the extent of Section 2-311 of the MGCL. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.

    6.02. CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII

                                INDEMNIFICATION

    7.01. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person to whom indemnification is provided by the Corporation pursuant to the terms of the Charter (an "Indemnified Person") against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

    7.02.   NON-EXCLUSIVE RIGHT TO INDEMNIFY; HEIRS AND PERSONAL
REPRESENTATIVES. The rights to indemnification set forth in the Charter are in addition to all rights which any Indemnified Person may be entitled to as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

    7.03. NO LIMITATIONS. In addition to any indemnification permitted by the Charter, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the best interests of the Corporation to the fullest extent permitted by law.

                                  ARTICLE VIII

                                    NOTICES

    8.01. NOTICES. Except as otherwise specifically provided herein, notice required to be given pursuant to the MGCL, the Charter or these Bylaws shall be given by either written notice personally served against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office box or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, 6220 North Beltline, Suite 205, Irving, Texas 75063-2656 (or any subsequent address selected by the Board of Directors), attention: President, or if to a Stockholder, Director or officer, at the address of such person as it appears on the books of the Corporation or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.

    8.02. WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at or other purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting whether in person or by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully held or convened.

                                   ARTICLE IX

                                 MISCELLANEOUS

    9.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors meetings and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

    9.02. INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the accounting books and records of the Corporation, the minutes of proceedings of the Stockholders, the Board of Directors and the Committees thereof, the annual statement of affairs and any voting trust agreements on record shall be open to inspection upon written demand delivered to the Corporation by any Stockholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a Stockholder to the extent permitted by the MGCL.

    9.03. CONTRACTS. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

    9.04. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    9.05. FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending December 31.

    9.06. ANNUAL REPORT. No later than 120 calendar days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an annual report in such form as may be deemed appropriate by the Board of Directors.

    9.07 BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner effect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

                                   ARTICLE X

                              AMENDMENT OF BYLAWS

    10.01 BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.

    10.02 BY STOCKHOLDERS. The Stockholders, by affirmative vote of a majority of the shares of common stock of the Corporation, shall have the power, at any annual meeting (subject to the requirements of Section 1.03 of these Bylaws), or at any special meeting if notice thereof is included in the notice of special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.

    10.03 AMENDMENT OF INDEMNIFICATION PROVISIONS. Neither the Board of Directors nor the Stockholders may amend the indemnification provisions set forth in Article VII without the consent of the persons whose right to indemnification under these Bylaws would be adversely affected by the amendment.

    The foregoing are certified as the Bylaws of the Corporation adopted by the Board of Directors on January 12, 1994.


                                         /s/ MARK A. O'BRIEN
                                         _______________________________________
                                         SECRETARY






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